UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K/A AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                                                                      Date of Report (Date of earliest reported)                       May 31, 2006

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-49631	86-0875500

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number No.)

55 S. Lake Ave., Suite 700, Pasadena, CA		91101
(Address of principal executive offices)		(Zip Code)

                                                Registrant's telephone number, including area code: (626) 796-0088

                                               (Former name or former address, if changed since last report)

Item 9.01 Financial Statements and Exhibits

On December 16, 2005, Terra Nostra Resources Corp. (“TNR”) entered into a Second Amended and Restated Joint Venture Contract with Ke Zhang and Zouping Jinwang Copper Ltd. (together the “Sino Partner”) regarding the acquisition by TNR of a 51% interest in a Sino-Foreign Joint Venture Company, known as Shandong Terra-Nostra Jinpeng Metallurgical Co., Ltd. (“STJMC”). Pursuant to such amendment, the Copper Sino Partner was to transfer certain assets to STJMC. The acquisition and transfer of such assets was completed on May 31, 2006. Listed below are the financial statements of STJMC filed as a part of this report:

(a) Financial statements of business acquired.

Audited financial statements of STJMC for fiscal years ended May 31, 2006 and 2005.

(b) Pro forma financial statements of business acquired

Unaudited pro forma statement of operations of Terra Nostra Resources Corp. and Subsidiary with STJMC with accompanying notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Pasadena, CA, this 7th day of December, 2006.

TERRA NOSTRA RESOURCES CORP.

By:	/s/ Jeff Reynolds

Name:	Jeff Reynolds
Title:	Chief Financial Officer

1

SHANDONG TERRA-NOSTRA JINPENG METALLURGICAL CO., LTD.
FINANCIAL REPORTS
AT
MAY 31, 2006 and 2005 (Audited)

SHANDONG TERRA-NOSTRA JINPENG Metallurgical CO. LTD.
TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets at May 31, 2006 and 2005	F-2
Statements of Operations for the Years Ended May 31, 2006 and 2005	F-3
Statements of Cash Flows for the Years Ended May 31, 2006 and 2005	F-4
Statements of Shareholders’ Equity for the Years Ended May 31, 2006 and 2005	F-5
Notes to Financial Statements	F-6 - F-20

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Shandong Terra-Nostra Jinpeng Metallurgical Co., Ltd. Shandong Province, China

     We have audited the accompanying balance sheets of Shandong Terra-Nostra Jinpeng Metallurgical Co., Ltd. as of May 31, 2006 and 2005, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rotenberg & Co., LLP Rotenberg & Co., LLP Rochester, New York December 1, 2006

SHANDONG TERRA-NOSTRA JINPENG METALLURGICAL CO., LTD.

     Balance Sheets As at May 31, 2006 and 2005 Audited

(US$)	2006	2005
Current Assets
Cash	12,896,609	5,844,164
Cash - Restricted	7,442,585	5,292,028
Accounts Receivable , Net	7,559,360	566,461
Other Receivables, Net	5,643,662	4,796,191
Other Receivables - Related party	43,887,679	14,119,544
Short Term Investment	24,941	1,080,154
Inventory	21,927,921	21,999,353
Prepaid Expenses	20,013	95,025
Prepaid Expenses - Related party	-	245,991
Total Current Assets	99,402,770	54,038,911

Long-Term Assets
Investment	11,770,044	21,022,514
PP&E	15,359,354	14,472,126
PP&E Held for Sale	-	2,778,919
Less Accumulated Depreciation	(3,870,443)	(3,123,782)
Construction in Progress	-	311,427
Land Use Rights	474,572	470,181
Total Long-Term Assets	23,733,527	35,931,385

Other Assets
Deferred and Other Assets	7,761	-
Total Deferred and Other Assets	7,761	-

Total Assets	123,144,058	89,970,296

Liabilities and Shareholders' Equity

Current Liabilities
Accounts Payable	1,121,577	530,381
Accounts Payable - Related Party	74,467	-
Bank Loans, Short Term	9,253,255	6,210,280
Notes Payable, Other	13,468,349	14,257,062
Tax Payable	9,024,169	5,222,758
Other Liabilities	2,441,195	14,130,207
Other Liabilities - Related Party	34,361,046	6,802,658
Total Current Liabilities	69,744,058	47,153,346

Shareholders' Equity
Paid In Capital	26,176,358	12,293,873
Accumulated Other Comprehensive Income	1,379,464	(9,644)
Reserves	3,978,153	10,420,584
Retained Earnings	21,866,025	20,112,137
Total Shareholders' Equity	53,400,000	42,816,950

Total Liabilities and Shareholders' Equity	123,144,058	89,970,296

The accompanying notes are an integral part of these financial statements

SHANDONG TERRA-NOSTRA JINPENG METALLURGICAL CO., LTD.

Statements of Operations for the Years Ended May 31, 2006 and 2005 Audited

(US$)	2006	2005
Revenues	101,658,347	67,528,800
Cost of Sales	81,844,259	58,522,143
Gross Profit	19,814,088	9,006,657
Expenses:
Selling	67,453	110,562
General and Administrative - China	833,000	1,286,291
Depreciation and Amortization	742,271	616,520
Total Expenses	1,642,724	2,013,373
Operating Profit	18,171,364	6,993,284
Investment Income / (Loss)	(2,556,034)	2,290,519
Interest (Expense)	(365,529)	(1,288,857)
Other Income / (Expense)
Other Income	15,825	66,290
Non-operating Expense	(16,992)	(8,604)
Income Before Income Tax	15,248,634	8,052,632
Provision for Income Tax	5,863,077	2,655,766
Net Income	9,385,557	5,396,866
Other Comprehensive Income:
Foreign Currency Translation Adjustment	1,389,108	-
Comprehensive Income	10,774,665	5,396,866

The accompanying notes are an integral part of these financial statements

SHANDONG TERRA-NOSTRA JINPENG METALLURGICAL CO., LTD.

Statements of Cash Flow for the Years Ended May 31, 2006 and 2005 Audited

	2006	2005
Net Income	9,385,557	5,396,866

Adj. to Reconcile Net Income to Net Cash from Operating Activities:
Depreciation	746,661	606,129
Amortization	(4,390)	10,391
Imputed Interest	(231,916)	201,973

Changes in Assets and Liabilities:
Accounts Receivable	(6,992,899)	61,128
Other Receivables	(847,471)	18,248,048
Other Receivables - Related Party	(4,534,135)	423,536
Inventory	71,432	(2,547,959)
Prepaid Expenses	75,011	741,853
Prepaid Expenses - Related Party	245,991	-
Deferred Expenses	(7,761)	176,232
Accounts Payable	591,196	(473,653)
Accounts Payable - Related Party	74,467	-
Tax Payable	3,801,411	1,380,774
Other Liabilities	(11,689,012)	(21,020,107)
Other Liabilities - Related Party	364,689	175,682
Net Cash Flows from Operating Activities	(8,951,169)	3,380,893

Cash Flows from Investing Activities:
Acquisition of Property, Plant and Equipment	(887,228)	(241,475)
PP&E - Held for Sale	2,778,919	(2,778,919)
Construction in Progress	311,427	221,783
Short Term Investment	1,055,213	1,568,880
Investment	9,252,470	(3,478,113)
Net Cash Flows from Investing Activities	12,510,801	(4,707,844)

Cash Flows from Financing Activities:
Cash Pledged to Bank	(2,150,557)	4,633,545
Notes Payable	(788,713)	(7,853,466)
Repayment of Borrowings	3,042,975	(1,449,870)
Capital Contributions	2,000,000	-
Net Cash Flows from Financing Activities	2,103,705	(4,669,791)

Net Increase (Decrease) in Cash	5,663,337	(5,996,742)
Effect of Changes in Exchange Rates on Foreign Currency Translation	1,389,108	-
Cash - Beginning of Period	5,844,164	11,840,906
Cash - End of Period	12,896,609	5,844,164

Supplemental Cash Flow Disclosures:
Interest Paid	367,195	1,100,967
Income Tax Paid	4,007,997	1,570,693

Supplemental disclosure of non-cash investing and financing activities:
Capital Contributions	52,427,699	-
Other Liabilities - Related Party	(27,193,699)	-
Other Receivables - Related Party	(25,234,000)	-

The accompanying notes are an integral part of these financial statements

SHANDONG TERRA-NOSTRA JINPENG METALLURGICAL CO., LTD.
Statements of Shareholders’ Equity for the Years Ended May 31, 2006 and 2005
		Audited

		Accum. Other
(US$)	Paid in	Comprehensive		Retained
	Capital	Income	Reserves	Earnings	Total

Balance at May 31, 2004	12,091,900	(9,644)	9,617,026	15,518,829	37,218,111

Net income				5,396,866	5,396,866
Inputed interest	201,973				201,973
Foreign exchange					-
Transfer from RE to Reserves			803,558	(803,558)	-

Balance at May 31, 2005	12,293,873	(9,644)	10,420,584	20,112,137	42,816,950

Other receivables - Terra Nostra	25,234,000				25,234,000
Other liabilities - Sino Partner	(27,193,699)				(27,193,699)
Net income				9,385,557	9,385,557
Terra Nostra investment	2,000,000				2,000,000
Imputed interest	(231,916)				(231,916)
Foreign currency translation		1,389,108			1,389,108
Transfer from reserves to APIC	7,255,139		(7,255,139)		-
Transfer from RE to PIC	6,818,961			(6,818,961)	-
Transfer from RE to Reserves			812,708	(812,708)	-

Balance at May 31, 2006	26,176,358	1,379,464	3,978,153	21,866,025	53,400,000

SHANDONG TERRA-NOSTRA JINPENG METALLURGICAL CO., LTD.

Notes to Financial Statements for May 31, 2006 and 2005

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Terra Nostra Resources Corp (“Terra Nostra” or the “Company”) was formed through a reverse merger with Terra Nostra Technology Ltd. (“TNRL”), a fully reporting OTC/Bulletin Board company and a Nevada corporation. The reverse merger was consummated in April, 2005.

In 1994, Shandong Jinpeng Copper Co. Ltd. (“SJCC”) was founded as a wholly Sino private company. SJCC was, most recently, owned by Ke Zhang, an individual of the People’s Republic of China (“PRC”) and Zouping Jinwang Copper Co., Ltd. (together referred to as the “Sino Partner”).

On January 10, 2005, Shandong Terra-Nostra Jinpeng Metallurgical Co. Ltd (“STJMC”) was formed under a Sino-Foreign Joint Venture Contract (“STJMC JV”) by converting SJCC from a private PRC company to a Sino-foreign joint venture company. TNRL, with a total capital contribution commitment of US$27,234,000, became a 51% foreign owner and Sino Partner became a 49% owner. The Sino Partner agreed to contribute certain fixed assets, property rights, and other assets in return for its 49% ownership in the STJMC. Pursuant to the STJMC JV agreement, the effectiveness of the agreement was subject to the fulfillment of certain conditions precedent, including satisfactory due diligence among others by TNRL.

On January 20, 2005, the TNRL changed its name from Terra Nostra Technology Ltd. to Terra Nostra Resources Corp.

On October 7, 2005, the parties to STJMC entered into an Amended and Restated Joint Venture Contract, whereby the combination of fixed assets contributed by Sino Partner was modified to lessen the tax impact of the transaction on Sino Partner. On December 16, 2005, the parties to STJMC entered into a Second Amended and Restated Joint Venture Contract to reflect the intent of the parties to substitute other assets of the Sino Partner pursuant to the October 7, 2005 agreement and to clarify certain elements of the Amended and Restated Joint Venture Contract. Certain assets (the “Existing Assets”) contributed by Sino Partner to STJMC prior to December 16, 2005 remained as previously disclosed. These Existing Assets included land use rights, equipment, property, among other assets located in Shandong Province, PRC, having operational production capacity of approximately 30,000 metric tonne (“MT”) of copper and additional production capacity of related products. In addition, the Existing Assets include a new 80,000 MT facility that has been constructed but is not yet operational, as discussed below.

The fixed assets that Sino Partner had intended to contribute to STJMC that belonged to Zouping Jinwang and Zouping Regenerated Resources (the “Replaced Assets”) were substituted with assets under construction as Dongying, Shandong Province, PRC (the “New Assets”). The Replaced Assets are used in the recycling of copper and metal scrap and the processing and fabrication of commodity copper and related products. The New Assets are associated with the processing and fabrication of commodity copper. The New Assets have the potential to generate greater productive output and revenues than the Replaced Assets, are better documented, and represent a better fit with STJMC’s strategic goals of improving product quality, expanding production, developing new products, and gaining a greater position in world markets.

The required capital contribution by Terra Nostra to STJMC is unchanged at US$27,234,000. To date, Terra Nostra has contributed US$2,000,000 and has set up a liability for the outstanding obligation of $25,234,000. Terra Nostra holds a 51% shareholding in STJMC and has treated the transaction, for accounting purposes, as an acquisition. Moreover, under the terms of the Second Amended and Restated Joint Venture Contract, Sino Partner’s capital obligation to STJMC remains as US$26,166,000 for a 49% shareholding in STJMC, which obligation has been fulfilled through its agreement for STJMC to become the platform for the copper Sino-Foreign joint venture.

Terra Nostra and Sino Partner have closed the Second Amended and Restated Joint Venture Contract which took full force and effect on May 31, 2006.

STJMC is planning to phase-in approximately 140,000 MT of production capacity that has been newly constructed by Sino Partner. There are two parts to this production capacity: the New Assets, which are located in Dongying, Shandong Province, having production capacity of 60,000 MT; and a new 80,000 MT capacity facility that is among the Existing Assets, but not yet operational. These facilities were intended to be contributed to STJMC by Sino Partner as a component of the obligation under the STJMC JV, as amended. However, since the Sino Partner has completed its obligations under the STJMC JV, the New Assets and the new 80,000 MT capacity facility will be made available to STJMC through a lease, sale/purchase, or other commercial arrangement to be determined. The effective dates for conveying these assets under the STJMC JV is a function of the parties addressing additional legal, accounting, and government requirements, which have commenced. Once these two plants are fully operational and legally established within or between STJMC, STJMC will have 170,000 MT of production capacity of electrolytic copper output.

STJMC is a producer, seller, and distributor of electrolytic copper, value-added copper products, and precious metals with production locations in Changshan Town and Dongying City, Shandong Province, PRC. STJMC currently sells approximately 8,500 MT per annum of electrolytic copper, 6,000 MT per annum of low-oxygen rod, and 7,000 MT per annum of no-oxygen copper rod. The amount of gold and silver sold varies widely from year to year based on the mix of scrap and ore used in the production process and precious mineral content of the raw materials. Sales of precious metals make up less than 1% of total sales.

STJMC is subject to general risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC. The economy of the PRC differs significantly from the economies of the western industrialized nations in such respects as structure, level of development, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. The PRC government encourages substantial private economic activities, but this was not the case prior to the early 1990’s.

The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation, for example, have restrained economic expansion in the recent past across several industrial sectors. Similar and continued actions by the PRC government in the future could have a significant adverse effect on economic condition in PRC.

The PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic. There have been many laws and regulations promulgated in recent years dealing with economic matters in general and foreign investment in particular.

The PRC government has been pursuing economic reforms since it first adopted its open-door policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership or the political, economic or social conditions in the PRC. There is also no assurance that STJMC will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

STJMC’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained with major banks in the PRC. STJMC’s target customers are primarily located in the PRC; STJMC periodically performs credit analysis of some of its customers and monitors the financial condition on a case by case basis to minimize credit risk.

Any devaluation of the Renminbi (“RMB”) verses the US dollar may adversely affect STJMC’s financial performance and asset values when measured in terms of the US dollar. Such devaluation could have a material adverse affect on STJMC’s earnings expressed in US dollars. STJMC does not hedge its foreign exchange exposure.

2. BASIS OF PRESENTATION

The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of STJMC for all periods presented.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES A. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and any other highly liquid investments purchased with an original maturity of three months or less. The carrying amounts approximate fair value because of the short-term maturity of those instruments. A portion of STJMC’s cash is restricted cash, which has been pledged to its banks to secure notes payable. This restricted cash is not as liquid as other cash, and has accordingly been given a separate sub-classification in the attached financial statements.

B. ACCOUNTS RECEIVABLE

In order to determine the fair value of the STJMC’ accounts receivable, STJMC records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collect-ability of outstanding accounts receivable. STJMC’s policy is to evaluate the credit risk of its customers utilizing historical data and estimates of future performance. Accounts receivable balances were US$7,559,360 as at May 31, 2006.

C. OTHER RECEIVABLES

STJMC is recording advances to related parties or third parties as other receivables. These amounts will be reduced as advances are repaid. In order to determine the fair value of the STJMC’ other receivables, STJMC records a provision for doubtful accounts to cover estimated credit losses. Management will review and adjust this allowance periodically based on historical experience and its evaluation of the collect-ability of outstanding other receivables.

D. SHORT TERM INVESTMENT

STJMC makes short term investments from time to time in PRC based investment funds and trusts. STJMC values the investments at the lower of net asset value or estimated net recoverable value. The Company reviews its short term investment positions periodically. The short term investment as at May 31, 2005 consisted of a bond investment in Minsheng Bank for US$1,055,989 and an investment in a listed investment fund for US$24,165. The bond investment was sold for US$1,237,223 in November 2005. The excess of the sale proceeds over the book value represented and was booked as interest income. The short term investment as at May 31, 2006 included the investment in the listed investment fund.

E. INVENTORY

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. STJMC will evaluate the net realizable value of its inventories on a regular basis and record a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value.

F. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The estimated useful lives are as follows:

Asset Category	Estimated Useful Life
Buildings	40 years
Plant and machinery	20 years
Motor vehicles	10 years
Office equipment and furnishings	5 years

When assets are retired or disposed of, the costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of operations in the year of disposition.

G. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, receivables, accounts payable, bank loans, notes payable, approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.

H. CONSTRUCTION IN PROGRESS

Construction in progress represents buildings, machinery and other long-term assets under construction or installation, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of purchase, construction and installation. Construction in progress is reclassified to the appropriate category of long-term assets when completed and ready for use. The management is of the opinion that no impairment loss is considered necessary at either year-end.

I. DEFERRED ASSETS

Deferred assets are payments that will be assigned as expenses in a later period, but that are paid in advance and temporarily set up as assets on the balance sheet. STJMC had deferred assets of $7,761 as at May 31, 2006.

J. RELATED PARTIES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial or operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. See Note 12 - RELATED PARTY TRANSACTIONS for breakdown and further discussion.

K. IMPAIRMENT OF LONG-TERM ASSETS

In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", STJMC’ policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business was determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. As of May 31, 2006, management expects its long-term assets to be fully recoverable.

L. FOREIGN CURRENCY TRANSLATION

STJMC maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB to United States dollars ("US$") has been made at the following exchange rates for the respective years:

May 31, 2006:
Balance Sheet -	RMB 8.0188 to US$ 1

May 31, 2005:
Balance Sheet -	RMB 8.2766 to US$ 1

Foreign currency transactions in RMB are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at the balance sheet date. Non-monetary transactions are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses, if any, are included in other comprehensive income.

In translating the financial statements of STJMC from its functional currency into its reporting currency in US$, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments, if any, resulting from the translation are included in Accumulated Other Comprehensive Income/Loss in stockholder's equity.

The RMB is not readily convertible into United States dollars or other foreign currencies. No representation is made that the RMB amounts could have been or could be converted into United States dollars or any other currency at that rate or any other rate. The foreign exchange rate between the United States dollar and the RMB has been stable at approximately 1 RMB to US$ 0.1205 for the last few years, until July 21, 2005, when the People's Bank of China (“PBOC”) announced two changes in the RMB exchange rate regime, both effective on that date. First, the central parity rate against the U.S. dollar was changed to RMB 8.11=US$ 1 (i.e., an immediate 2% revaluation from the previous rate of around RMB 8.278=US$ 1), and going forward, the RMB has followed a basket of currencies (including the U.S. dollar, the euro, the yen and other major currencies) rather than exclusively the U.S. dollar. The PBOC also references a band system, whereby the RMB can appreciate or depreciate by up to 0.3% against the previous day's closing US$ price. This change is reflected in the May 31, 2006 statements.

M. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

N. REVENUE RECOGNITION RETURNS.

STJMC recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to PRC law, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured. STJMC generally recognizes product sales when the product is shipped. In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received by STJMC. STJMC’s returns on products sold are minimal as STJMC sells commodity copper and basic rod and wire products and the company follows rigorous internal quality control systems and procedures.

O. EMPLOYEES' BENEFITS AND PENSION OBLIGATIONS

The PRC and local governmental bodies mandate that certain contributions are made to the government's health, retirement benefit and unemployment programs at the statutory rates in force during the period, based on the basic salaries and wages of qualifying employees. The Binzhou City Municipal Government mandates that all enterprises established in Binzhou contribute to a retirement insurance fund administered by the Binzhou City Municipal Government at a rate of 20% of the basic salaries of STJMC’s PRC staff. STJMC has not made payments of required insurances for its personnel and is not in full compliance with the requirements as described above. Allowances for the cost of these benefits and pension obligations are charged to the Statements of Operations, as required under USGAAP. STJMC has calculated the costs to fully comply with the government regulations and has established a liability representing the portion of these expenses that it reasonably expects to pay.

P. COMPREHENSIVE INCOME / (LOSS)

STJMC has adopted the principles of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income or loss to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The element of this standard having the most direct affect on STJMC is foreign currency translation.

Q. INCOME TAXES

STJMC follows the assets and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the expected deferred tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. A valuation allowance is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

For operations in the PRC, under the laws promulgated to Sino-Foreign joint ventures, STJMC is entitled to certain benefits. In summary, the joint venture company is entitled to a two year tax holiday beginning with the first year of profitable operations. Moreover, the joint venture will be obligated to pay income taxes at only half of the statutory rate in effect over the subsequent three years. In total, the joint venture will enjoy special tax benefits over a five year period.

R. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject STJMC to significant concentrations of credit risk consist primarily of other receivables and other receivables – related party. STJMC performs ongoing credit evaluations with respect to the financial condition of the parties involved in these transactions, but does not require collateral. In order to determine the value of STJMC’s other receivables, STJMC records a provision for doubtful accounts to cover probable credit losses. At the applicable reporting periods, Management’s opinion is that the balances of Other Receivables and Other Receivables –Related Party, net of allowance for doubtful accounts, are fully recoverable. Management will review and adjust this allowance periodically based on historical experience and its evaluation of the collectability of outstanding other receivables.

S. RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations when incurred and included in operating expenses. No amounts for research and development costs have been charged in the periods up to and including May 31, 2006.

T. ADVERTISING COSTS

The Company recognizes advertising expenses in accordance with Statement of Position 93.7 “Reporting on Advertising Costs” and EITF 09-09. As such, the Company expenses the cost of advertising in the period in which the advertising space or airtime is used. No advertising costs were incurred in years ending May 31, 2006 and 2005.

U. NEW ACCOUNTING PRONOUNCEMENTS

FASB 156 - In March 2006, FASB issued FASB 156, Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140. FASB 156 requires the recognition of a servicing asset or servicing liability under certain circumstances when an obligation to service a financial asset by entering into a servicing contract. FASB 156 also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value utilizing the amortization method or fair market value method. FASB 156 is effective June 1, 2007 (the beginning of the first fiscal year that begins after September 15, 2006). FASB 156 is not expected to have a material impact on our financial statements.

FASB 155 - In February 2006, FASB issued FASB 155, Accounting for Certain Hybrid Financial Instruments an amendment to FASB 133, Accounting for Derivative Instruments and Hedging Activities, and FASB 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. FASB 155 provides the framework for fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation as well as establishes a requirement to evaluate interests in securitized financial assets to identify interests. FASB 155 further amends FASB 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The FASB 155 guidance also clarifies which interest-only strips and principal-only strips are not subject to the requirement of FASB 133 and concentrations of credit risk in the form of subordination are not embedded derivatives. This statement is effective for STJMC’s financial instruments acquired or issued after June 1, 2007 (i.e., the beginning of an entity's first fiscal year that begins after September 15, 2006). FASB 155 is not expected to have a material impact on our financial statements

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements, and (EITF 05-6). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance on EITF 05-6 will be applied prospectively and is effective for periods after June 29, 2005. EITF 05-6 is not expected to have a material impact on our financial statements.

FASB 154 – Accounting Changes and Error Corrections. This statement was issued in May, 2005 and is applicable to fiscal years beginning after December 15, 2005. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This pronouncement will have limited effect, if any, and does not apply to STJMC until its fiscal year beginning June 1, 2006.

4. OTHER RECEIVABLES

The Company’s other receivables at May 31, 2006 and 2005, are summarized as follows:

(US$)

	May 31 2006	May 31 2005

Other Receivables	6,226,063	5,300,742
Other Receivables - Related Party	43,887,679	14,119,544
Less: Allowance for doubtful accounts	582,401	504,551

Other Receivables, Net	49,531,341	18,915,735

The allowance for doubtful accounts for both year-end dates was established by STJMC as a part of completing this initial audit. Therefore, the allowance booked for fiscal year 2005 was equal to the US$504,551 balance at May 31, 2005.
Similarly, the allowance booked in fiscal year 2006 was approximately equal to US$77,850.

Although lending between companies, including related parties is a common occurrence in the PRC, the practice is technically contrary to regulations, which provide that only lending institutions are permitted to extend loans to companies.

5. INVENTORIES

(US$)

	May 31 2006	May 31 2005

Raw Materials	7,437,282	14,826,978
Work in Progress	12,297,856	3,251,153
Finished Goods	2,116,879	3,871,064
Sundry	75,904	50,158

Inventories	21,927,921	21,999,353

STJMC’s inventories as at May 31, 2006 and 2005 were primarily comprised of raw materials such as scrap and copper concentrate and work-in-progress inventories including copper that was undergoing electrolytic refinement.

6. PREPAID EXPENSES

(US$)

	May 31 2006	May 31 2005

Prepaid Expenses – Third Party	20,013	95,024
Prepaid Expenses – Related Party	--	245,991

Total Prepaid Expenses	20,013	341,015

Prepaid expenses are primarily comprised of deposits and advances to third party suppliers and a related party supplier (refer to Note 12 - RELATED PARTY TRANSACTIONS).

7. PROPERTY, PLANT AND EQUIPMENT

(US$)	May 31, '06	May 31, '05
Building	5,217,114	5,047,966
Machinery	9,836,994	9,217,200
PP&E Held for Sale	--	2,778,919
Vehicles	298,110	204,261
Office Equipment	7,136	2,699
Land Use Rights (net of amort.)	474,572	470,181
Construction in Progress	--	311,427

Cost	15,833,926	18,032,653

Less: Accumulated Depreciation
Building	739,841	589,176
Machinery	3,047,511	2,477,433
Vehicles	81,468	56,390
Office Equipment	1,623	783
Construction in Progress	--	--

Accumulated Depreciation	3,870,443	3,123,782

Net Book Value
Building	4,477,273	4,458,790
Machinery	6,789,483	6,739,767
PP&E Held for Sale	--	2,778,919
Vehicles	216,642	147,871
Office Equipment	5,513	1,916
Land Use Rights	474,572	470,181
Construction in Progress	--	311,427

Long-Term Assets - Net	11,963,483	14,908,871

Total depreciation expense for the years ended May 31, 2006 and 2005 was US$746,661 and US$606,129, respectively.

The PP&E Held for Sale corresponds to equipment used in chemical processing that was transferred to STJMC in partial settlement of an obligation by Lian Da Group Co. Ltd. The obligation arose because Lian Da Group guaranteed investment principal and this guarantee was called on by STJMC. The equipment was sold in January 2006 to a related party at the full book value.

Land Use Rights

STJMC does not have land use rights certificates to correspond with the property it is occupying. Officially, the land is used under the name of Shandong Kaiyuan Nonferrous Metals Industry Company which has a Collectively-owned Land Use Rights Certificate. STJMC does, however, operate under a special certificate issued by Zouping County State Land Resource Administration Bureau, which certifies that STJMC is the legal user of the land and that the Land Use Rights Certificate, naming STJMC, is in process.

Land use rights are amortized using the straight-line method over a period of 50 years.

In the event that an extension on land rights cannot be negotiated between the parties, the residual value would be zero.

8. BANK INDEBTEDNESS AND NOTES PAYABLE

Bank Loans & Short Term Loans

	(US$)
Bank	Period	Int. Rate	May 31, 2006	May 31, 2005
Huaxia Bank	Dec 1, 2005 – Dec 1, 2006	5.58%	5,611,812
Agricultural Bank	Jul 31, 2005 – Jul 31, 2006	8.928%	299,297
Agricultural Bank	Aug 29, 2005 – Aug 29, 2006	8.928%	311,767
Agricultural Bank	Nov 18, 2005 – Nov 18, 2006	8.928%	187,060
CITIC Bank	Jan 16, 2006 – Jul 13, 2006 Jan 18, 2006 – Jul 17, 2006	4.698%	399,063
CITIC Bank		4.698%	1,197,187
CITIC Bank	Feb 23, 2006 – Oct 15, 2006	6.696%	1,247,069
Huaxia Bank	Nov 12, 2004 – Nov 11, 2005	5.58%		5,437,015
Agricultural Bank	Jul 31, 2004 – Jul 31, 2005	7.434%		289,974
Agricultural Bank	Aug 26, 2004 – Aug 26, 2005	7.434%		302,057
Agricultural Bank	Nov 12, 2004 – Nov 12, 2005	7.812%		181,234

Total Bank Loans Outstanding			9,253,255	6,210,280

As of May 31, 2006 and 2005, STJMC had several outstanding bank loans and short-term loans, which were used primarily to fund working capital and operating expenses. The loans, which had cumulative balances of US$9,253,255 and US$6,210,280 for each respective year, carried interest rates ranging from 4.698% p.a. to 8.928% per annum, which had maturity periods of 6-12 months. As at May 31, 2006, the CITIC Bank loans of US$399,063 and US$1,197,187 were secured by deposits of US$500,000 and US$1,500,000, respectively. Other loans were guaranteed by related parties and/or third parties, none of whom received compensation for acting as guarantors.

Notes Payable, Other

	(US$)
Bank	Period	May 31, 2006	May 31, 2005
Huaxia Bank	Dec 9, 2005 – Jun 9, 2006	4,489,450
Minsheng Bank	Dec 30, 2005 – Jun 30, 2006	249,414
CITIC Bank	Feb 24, 2006 – Aug 24, 2006	1,247,069
CITIC Bank	Mar. 9, 2006 – Sep. 9, 2006	7,482,416
CITIC Bank	Dec 12, 2004 – Jun 10, 2005		2,416,451
CITIC Bank	Jan 7, 2005 – Jul 6, 2005		2,416,451
CITIC Bank	Jan 10, 2005 – Jul 10, 2005		2,416,451
Huaxia Bank	May 12, 2005 – Nov 12, 2005		4,591,258
Zibo Commercial	Dec 10,2004 – Jun 10, 2005		2,416,451

Total Notes Payable, Other		13,468,349	14,257,062

As of May 31, 2006 and 2005, STJMC had several outstanding notes payable. The notes, which had a cumulative balance of US$13,468,349 and US$14,257,062 for each respective year, bear no interest, and have maturity dates of 6 months. The funds were used primarily by related parties whose obligations are booked in Other Receivables – Related Parties. These notes can generally be exchanged at a discount for cash with financial institutions. Most of these notes were secured by the Cash – Restricted account on the balance sheet. No related party is receiving compensation for the provision of such notes.

9. RESERVES

Pursuant to the accounting systems for business enterprises as promulgated by the PRC, the profits of STJMC, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses in previous years, and made appropriations to reserve funds, as determined at the discretion of the board of directors in accordance with the PRC accounting standards and regulations. The amount of reserves at May 31, 2006 and 2005 was US$3,978,153 and US$10,420,584, respectively.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, STJMC is required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations, companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the company.

Net income as reported in the US GAAP financial statements differs from that as reported in the PRC statutory financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory financial statements. If STJMC has foreign currency available after meeting its operational needs, STJMC may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval through the State Administration of Foreign Exchange (“SAFE”) and convert such distributions at an authorized bank.

10. SIGNIFICANT CONCENTRATION

STJMC grants credit to its customers, generally on an open account basis. STJMC’s five largest customers accounted for 17.3% and 24.1% of sales in fiscal year ended May 31, 2006 and 2005, respectively, none representing in excess of 10% of sales during the respective year end period.

11. OTHER LIABILITIES

As of May 31, 2006 and 2005, STJMC had Other Liabilities of US$36,802,241 and US$20,932,865 respectively. Total Other Liabilities included US$27,193,699 payable to the minority owners of STJMC and advances to STJMC from third parties and related parties. See Note 12 - RELATED PARTY TRANSACTIONS. The payable to the minority owners arose as a balancing figure because the book value of the company contributed by the minority owners exceeded the amount prescribed by the STJMC-JV

Other liabilities also comprise temporary funding advances from business enterprises, credit unions, and trust companies. The advances are made as an accommodation to STJMC and are made on the basis of personal and professional relationships with the Sino Partner. The advancing entities do not charge fees or interest and the advances are not secured by collateral or guarantees. Notwithstanding, STJMC books an imputed interest expense that is equal to a prorated annual interest rate of 4.5% multiplied by the average outstanding balance in any respective accounting period.

12. RELATED PARTY TRANSACTIONS

Related party transactions comprise funding transactions between companies that are associated through common Sino ownership. The related party transactions are summarized in the schedules below:

(US$)
Other Receivables - Related Party	May 31, 2006	May 31, 2005
Terra Nostra Resources (51% parent company)	25,234,000	-
Shandong Quanxin Stainless Steel (49% subsidiary of
STJMC and 51% subsidiary of Terra Nostra)	-	7,674,447
Shandong Jiatai (*)	149,912	-
Dongying Fangyuan Nonferrous (*)	-	241,645
Zouping Regenerated Resources (*)	8,032,868	-
Ke Zhang (39.19% owner of STJMC)	8,061,609	1,606,154
Zouping Huatong (*)	199,303	4,591,257
Zouping Jinyuan (*)	7,538	-
Shengming Copper Beijing (*)	-	6,041
Zibo Jinpeng (*)	2,202,449	-
	43,887,679	14,119,544

Prepayments - Related Party
Zouping Regenerated Resources (*)	-	245,991

Accounts Receivable - Related Party
Dongying Fangyuan Nonferrous (*)	-	589

Other Liabilities - Related Party
Ke Zhang (39.19% owner of STJMC)	21,754,959
Zouping Jinwang (9.81% owner of STJMC)	5,438,739
Shandong Quanxin Stainless Steel (49% subsidiary of
STJMC and 51% subsidiary of Terra Nostra)	3,858,169	-
Shandong Jinwang (*)	1,286,814	2,490,422
Zouping Jinwang (*)	127,516	910,705
Zouping Regenerated Resources (*)	-	5,058
Zouping Jinyuan (*)	-	2,115,018
Shandong Jiatai (*)	-	1,281,455
Dongying Fangyuan Copper (*)	121,384	-
Zibo Mingtai Regenerated (*)	760,907	-
Dongying Shengli (*)	1,012,558	-
Total	34,361,046	6,802,658

Accounts Payable - related party
Zouping Regenerated Resources (*)	74,467	-

Net Position - (Dr.) / Cr.	(9,452,166)	(7,563,466)

(*) – Related party by common Sino ownership

The related party transactions are, for the most part, temporary funding advances, which bear no contractual interest rate. A majority of Other Receivables – Related Parties correspond to bank notes issued to STJMC where proceeds were drawn by related parties. STJMC imputes an interest rate of 4.5% against the Other Receivables – Related Parties and Other Liabilities – Related Parties.

13. REGISTERED CAPITAL

In the PRC, the total investment is the level of investment necessary to realize the enterprise’s operations, while the registered capital is the equity pledged with the local authorities. Limited liability is recognized by the amount of registered capital injected into the Sino-Foreign Joint Venture. China sets minimum amounts of registered capital in different industries and in different regions and can be contributed in cash or in kind. The amount of registered capital that a company establishes must conform to legal guidelines and is required to be specified in the corporate formation documents. The ownership percentages of the owner entities is subject to agreement and is based on the respective contributions made of registered capital; ownership is not evidenced by shares or share capital.

14. CONTINGENCIES AND COMMITMENTS

A. CONTINGENCIES

STJMC had the following contingent liabilities as at May 31, 2006:

i.)	STJMC has granted bank guarantees equal to US$8,230,658 on behalf of third parties and received no collateral or compensation for acting as guarantor;
ii.)	STJMC has granted bank guarantees equal to US$18,456,627 on behalf of related parties and received no collateral or compensation for acting as guarantor; and,
iii.)	STJMC granted guarantees amounted to US$13,717,763 to banks against bank loans issued to 3 third parties who in return pledged their property to STJMC as collateral for acting as guarantor, the details are as follows:

	Amount of Guarantee Granted	Property pledged to STJMC
	US$9,976,555	A 10,796-square-meter office building
	US$2,494,139	A 4,666-square-meter restaurant
	_US$1,247,069	A 76,760-square-meter casting mill workshop
Total	US$13,717,763

STJMC had the following contingent liabilities as at May 31, 2005:

i.)	STJMC has granted bank guarantees equal to US$7,430,587 on behalf of third parties and received no collateral or compensation for acting as guarantor;
ii.)	STJMC has granted bank guarantees equal to US$20,539,835 on behalf of related parties and received no collateral or compensation for acting as guarantor; and,
iii.)	STJMC granted guarantees to banks against bank loans issued to a third party. The guarantees equaled
US$1,208,226. The third party pledged its 76,760 square meter casting mill workshop to STJMC as collateral for acting as guarantor.

B. COMMITMENTS

STJMC entered into an electrolytic copper production line leasing agreement on May 19, 2005 with Dongying Fangyuan Copper Co. Ltd. The agreement covers the period from January 1, 2006 to December 30, 2008 and provides for an annual rental fee of RMB 5,300,000 (US$660,947). STJMC began using the production line during January 2006.

15. SUBSEQUENT EVENTS No subsequent events to report

TERRA NOSTRA RESOURCES CORP. PRO FORMA FINANCIAL STATEMENTS

Pursuant to the requirements under one or both of the Securities acts of 1933 and 1934, the registrant has hereby consolidated the Statements of Operations of Terra Nostra with STJMC as if the business combination occurred as at June 1, 2005. Disclosing the statement is for illustrative purposes only. Neither management nor the auditors offer an opinion, expressed or implied, regarding the reasonableness of the statement.

The Unaudited Pro Forma Statements of Operations of Terra Nostra Resources Corp. and SJCC for the Year Ended May 31, 2006 is presented in the following section of this report.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

The unaudited pro forma combined condensed statement of operations for the year ended May 31, 2006 has been prepared as if the acquisition had occurred on June 1, 2005. The Company acquired 51% of STJMC and is accounting for the acquisition by consolidating the companies and reporting appropriate eliminations and adjustments. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated.

TERRA NOSTRA RESOURCES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MAY 31, 2006
	Terra Nostra				Terra Nostra
	and Subsidiary	STJMC	Adjustments	Note	and Subsidiaries
Revenues	5,107,982	101,658,347	-		106,766,329
Cost of Sales	6,847,019	81,844,259	-		88,691,278
Gross Profit	(1,739,037)	19,814,088	-		18,075,051
Expenses:
Selling	55,486	67,453	-		122,939
General and Admin. – North America	7,275,557	-	-		7,275,557
General and Administrative - China	3,762,230	833,000	-		4,595,230
Depreciation and Amortization	700,922	742,271	-		1,443,193
Total Expenses	11,794,195	1,642,724	-		13,436,919
Operating Profit / (Loss)	(13,533,232)	18,171,364	-		4,638,132
Investment Income / (Loss)	-	(2,556,034)	4,187,809	(1)	1,631,775
Interest (Expense)	(3,151,492)	(365,529)	-		(3,517,021)
Other Income / (Expense)
Other Income	41,594	15,825	-		57,419
Non-operating Expense	(27,121)	(16,992)	-		(44,113)
Income / (Loss) Before Income Tax	(16,670,251)	15,248,634	4,187,809		2,766,192
Provision for Income Tax	-	5,863,077	-		5,863,077
Net Income / (Loss) Before Minority Interest	(16,670,251)	9,385,557	4,187,809		(3,096,885)
Minority Interest	5,074,309	-	(9,673,232)	(2)	(4,598,923)
Net Income / (Loss)	(11,595,942)	9,385,557	(5,485,423)		(7,695,808)
Other Comprehensive Income:
Foreign Currency Translation Adjustment	254,678	1,389,108	(680,663)	(3)	963,123
Comprehensive Income	(11,341,264)	10,774,665	(6,166,086)		(6,732,685)
(Loss) Per Share - weighted average	($0.27)				($0.18)
(Loss) Per Share - fully diluted	($0.21)				($0.14)
Weighted Average Number of Shares	42,925,833				42,925,833
Fully Diluted Number of Shares	55,105,833				55,105,833

Notes:

(1)	The adjustment is equal to STJMC’s share (i.e., 49%) of losses in Shandong Quanxin Stainless Steel Co. Ltd. (“SQSS”).

(2)	The minority adjustment in the first column, in the amount of US$5,074,309, represents the adjustment for the 49% ownership of SQSS, which is owned by STJMC. However, since STJMC is part of the group under the pro forma scenario, there would not be a need for this minority interest adjustment in the pro forma. Secondly, since Terra Nostra owns 51% of STJMC, a minority interest adjustment of US$4,598,923 was made, representing the share of income attributed to the 49% owner.

(3)	This adjustment represents the minority interest share of STJMC’s Other Comprehensive Income.